                                  EXHIBIT 5.1

                         OPINION OF LESTER MORSE P.C.
            RE: LEGALITY OF SHARES OF COMMON STOCK BEING REGISTERED

                                                                     Exhibit 5.1

                                Law offices of
                               Lester Morse P.C.
                              111 Great Neck Rd.
                                   Suite 420
                             Great Neck, NY 11021
                           Telephone: (516) 487-1446
                          Telecopier: (516) 487-1452


BBJ Environmental Technologies, Inc.                                June 4, 2001
6802 Citicorp Boulevard, Suite 500
Tampa, FL 33619

Re:  Registration Statement on Form S-8
     of BBJ Environmental Technologies, Inc.
     -----------------------------------------

Gentlemen:

     You have requested our opinion as counsel for BBJ Environmental Technologies, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act') with respect to shares (the "Shares") of Common Stock, par value $.001 per share, of the Registrant which may be issued pursuant to the direct issuance of shares or exercise of options granted or to be granted under the Registrant's 2000 Employee Benefit and Consulting Services Corporation Plan covering up to 8,000,000 shares (the "Plan").

     We have examined such corporate records and other documents and have made such examination of law as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, we advise you that in our opinion each authorized but unissued Share issued by the Registrant in accordance with the terms of the Plan, upon exercise of options properly granted (or to be granted) under the Plan, is duly authorized, and, when (a) the applicable provisions of such "blue sky" and securities laws as may be applicable have been complied with and (b) each such Share has been delivered in accordance with the terms of the Plan, assuming no change in the applicable law or pertinent facts, each such Share will be legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name therein under the caption "Interests of Named Experts and Counsel," in Part II of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                    Very truly yours,

                                    LESTER MORSE P.C.

                                    /s/ Steven Morse